UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2011

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definite Agreement.

On September 30, 2011, Stereotaxis, Inc. (the “Company”) entered into a Fourth Loan Modification Agreement (the “Agreement) with Silicon Valley Bank (the “Bank”) to amend the terms of that certain Loan and Security Agreement, dated March 11, 2009, as amended by a certain First Loan Modification Agreement, dated as of December 15, 2009, and as further amended by a certain Second Loan Modification Agreement, dated as of December 17, 2010, and as further amended by a certain Third Loan Modification Agreement, dated as of June 29, 2011, by and between the Company and the Bank (the “Original Agreement”). The following describes the material modifications to the Original Agreement effected by the Agreement.

Pursuant to the Agreement, the Bank waived the minimum tangible net worth financial covenant contained in the Original Agreement for the compliance period ended September 30, 2011. The Agreement also reduces the availability amount of all credit extensions under the Original Agreement, other than the term loan, from $30 million to $20 million, and modifies the interest rate applicable to the term loan under the Original Agreement from the Bank’s prime rate plus 3.50% to the Bank’s prime rate plus 5.50%. The Agreement provides for a new financial covenant that, on or before November 30, 2011, the Company will receive net proceeds in an amount equal to or greater than $10 million from the sale and/or exclusive licensing of certain assets of the Company with the prior written consent of the Bank; the issuance by the Company of additional subordinated debt; and/or the issuance of additional equity of the Company.

On September 30, 2011, the Company and a wholly-owned subsidiary of the Company (the “Subsidiary”) also entered into a Export-Import Bank Third Loan Modification Agreement (the “Ex-Im Agreement”) with the Bank to amend the terms of that certain Export-Import Bank Loan and Security Agreement, dated March 11, 2009, as amended by a certain Export-Import Bank First Loan Modification Agreement, dated as of December 15, 2009, and as further amended by a certain Export-Import Second Loan Modification Agreement, dated as of December 17, 2010, by and among the Bank, the Company and the Subsidiary (the “Original Ex-Im Agreement”). The Ex-Im Agreement modifies the Original Ex-Im Agreement to reflect the reduction in the availability amount, as described above.

A copy of the Agreement is being filed as Exhibit 10.1 hereto, and a copy of the Ex-Im Agreement is being filed as Exhibit 10.2 hereto, and the information contained therein is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Fourth Loan Modification Agreement (Domestic), by and among Silicon Valley Bank, Stereotaxis, Inc., and Stereotaxis International, Inc., dated September 30, 2011.

10.2	Export-Import Bank Third Loan Modification Agreement, by and among Silicon Valley Bank, Stereotaxis, Inc., and Stereotaxis International, Inc., dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: October 3, 2011	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Ex-10.1	FOURTH LOAN MODIFICATION AGREEMENT (DOMESTIC)

Ex-10.2	EXPORT-IMPORT BANK THIRD LOAN MODIFICATION AGREEMENT